As filed on March 23, 2001              Registration Statement No. 333- _______



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       FAIRCHILD INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            NEVADA                                              91-1880015
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

     856 HOMER STREET, SUITE 100, VANCOUVER, BRITISH COLUMBIA V6B 2W5 CANADA
              (Address or principal executive offices) (Zip code)

                         STOCK OPTION TO WINSTON CABELL
                            STOCK OPTION TO BYRON COX
                          STOCK OPTION TO JOHN THORNTON
                         STOCK OPTION TO SCOTT PEDERSON
                           STOCK OPTION TO PETER MYLES
                              (Full title of plan)

                              BYRON COX, PRESIDENT
                       FAIRCHILD INTERNATIONAL CORPORATION
                           856 HOMER STREET, SUITE 100
                   VANCOUVER, BRITISH COLUMBIA V6B 2W5 CANADA
                     (Name and address of agent for service)

                                 (604) 669-1040
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                  PROPOSED MAXIMUM       PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING          AMOUNT OF
     BE REGISTERED            REGISTERED                SHARE                  PRICE            REGISTRATION FEE

Shares of common stock          350,000               $0.09 (2)<F2>         $31,500 (2)<F2>           $7.88
underlying stock              shares (1)<F1>
option to Winston
Cabell

Shares of common stock          350,000               $0.09 (2)<F2>         $31,500 (2)<F2>           $7.88
underlying stock              shares (1)<F1>
option to Byron Cox

Shares of common stock          500,000               $0.09 (2)<F2>         $45,000 (2)<F2>          $11.25
underlying stock              shares (1)<F1>
option to John Thornton

Shares of common stock          500,000               $0.09 (2)<F2>         $45,000 (2)<F2>          $11.25
underlying stock              shares (1)<F1>
option to Scott
Pederson

Shares of common stock          200,000               $0.09 (2)<F2>         $18,000 (2)<F2>           $4.50
underlying stock              shares (1)<F1>
option to Peter Myles

TOTAL                         1,900,000                                    $171,000 (2)<F2>          $42.76
                              shares (1)<F1>
---------------

(1)<F1> Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of the common stock of the Company which become issuable by reason of any stock split, stock dividend, recapitalization, or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2)<F2> Calculated pursuant to Rule 457(h)(1) under the Securities Act based on the exercise price of the options.

                                EXPLANATORY NOTE

          This Registration Statement has been prepared in accordance with the requirements of Form S-8 under the Securities Act, to register shares of our common stock, $.001 par value per share, issuable pursuant to outstanding stock options. Under cover of this Form S-8 is our reoffer prospectus prepared in accordance with Part I of Form S-3 under the Securities Act. Our reoffer prospectus has been prepared pursuant to Instruction C of Form S-8, in accordance with the requirements of Part I of Form S-3, and may be used for reofferings and resales on a continuous or delayed basis in the future of "control securities" which may be issued, pursuant to outstanding stock options.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

We will send or give the documents containing the information specified in Part 1 of Form S-8 to employees as specified by the Securities and Exchange Commission Rule 428(b)(1) under the Securities Act. We do not need to file these documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements under Rule 424 of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Fairchild International Corporation, a Nevada corporation, will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Byron Cox at Fairchild International Corporation, 856 Homer Street, Suite 100, Vancouver, British Columbia V6B 2W5 Canada, telephone number (604) 669-1040.

                               REOFFER PROSPECTUS



                         350,000 SHARES OF COMMON STOCK


                       Fairchild International Corporation
                           856 Homer Street, Suite 100
                   Vancouver, British Columbia V6B 2W5 Canada
                                 (604) 669-1040


         This reoffer prospectus relates to 350,000 shares of the common stock of Fairchild International Corporation which may be offered and resold from time to time by the selling stockholder identified in this prospectus for his own account. It is anticipated that the selling stockholder will offer shares for sale at prevailing prices on the OTC Bulletin Board on the date of sale. We will receive no part of the proceeds from sales made under this reoffer prospectus. The selling stockholder will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the selling stockholder will be borne by us.

         The selling stockholder and any broker executing selling orders on his behalf may be deemed to be "underwriters" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         Our common stock is traded on the OTC Bulletin Board under the symbol "FRCD." On March 20, 2001, the last reported price of our common stock on such market was $0.25 per share.

         This investment involves a high degree of risk. Please see "Risk Factors" beginning on page 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this reoffer prospectus is truthful or complete. Any representation to the contrary is a criminal offense.






             The date of this reoffer prospectus is March 23, 2001.


                                TABLE OF CONTENTS

                                                                           PAGE
SUMMARY..................................................................    3

RISK FACTORS.............................................................    3

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS........................    6

USE OF PROCEEDS..........................................................    6

SELLING STOCKHOLDER......................................................    6

PLAN OF DISTRIBUTION.....................................................    7

INDEMNIFICATION OF DIRECTORS AND OFFICERS................................    7

LEGAL MATTERS............................................................    8

EXPERTS..................................................................    8

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    8

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US.......................    8


                                ---------------



          You should only rely on the information incorporated by reference or provided in this reoffer prospectus or any supplement. We have not authorized anyone else to provide you with different information. The common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this reoffer prospectus or any supplement is accurate as of any date other than the date on the front of this reoffer prospectus.

                                     SUMMARY

         We were incorporated in Nevada on June 20, 1997 as Goanna Resources, Inc. to pursue potential opportunities in the mining business in Australia. On June 24, 1999, we changed our name to Fairchild International Corporation after it had become apparent that such mining opportunities would not come to fruition.

         Effective September 30, 1999, we entered into a Research, Development and Licence Agreement with Praxis Pharmaceuticals, Inc., an affiliate. Under that agreement, Praxis had granted us a worldwide exclusive license for all products and processes developed, and to be developed, relating to arthritis and dermal wrinkles. Praxis had received 2,600,000 shares of our common stock and the right to receive royalty payments based upon revenues earned by us from the sale of any developed products. In addition, Praxis had been engaged to conduct a research program to be funded by us in the amount of $250,000. We paid only $162,500 of the funding and expressed doubt about our ability to continue the funding.

         As of February 28, 2001, we terminated the Research, Development and Licence Agreement with Praxis. Under the termination agreement, Praxis will retain the 2,600,000 shares of our common stock and has agreed to pay us 30% of the net revenues from sales of the two applications in the field of use up to a maximum of $250,000 over the first three years of sales.

         As such, we can be deemed a "shell" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity.

         To date, we have not generated any revenues from product sales, royalties, or license fees.

         Our principal executive offices are located at 856 Homer Street, Suite 100, Vancouver, British Columbia V6B 2W5 Canada. Our telephone number is (604) 669-1040.


                                  RISK FACTORS

         An investment in the common stock being offered for resale by the selling shareholder is very risky. You should carefully consider the risk factors described below, together with all other information in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the following risks actually occurs, our business, financial conditions or operating results could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

WE HAVE A HISTORY OF OPERATING LOSSES, HAVE NOT YET GENERATED ANY REVENUES, AND HAVE NO ONGOING BUSINESS.

         Although we have been in existence since June 1997, we have not yet generated any revenues. Additionally, we have a limited operating history upon which potential investors may evaluate our performance. Through September 30, 2000, we have generated an accumulated deficit of $970,467. For the years ended December 31, 1999 and 1998, we incurred net losses of $470,937 and $325,614, respectively. We currently have no operations and we cannot assure you that we will acquire a business. Further, we do not have any significant assets or financial resources. We will incur operating expenses without corresponding revenues, at least until the consummation of a business combination. This will result in our incurring a net operating loss that will increase continuously until we can consummate a business combination with a profitable business opportunity. There is no assurance that we can identify such a business opportunity and consummate such a business combination.

OUR AUDITORS HAVE EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         The report of our independent auditors includes an explanatory paragraph relating to the uncertainty of our ability to continue as a going concern. We have suffered significant operating losses since inception and require additional financing. Our financial statements do not include any adjustments that might result from the outcome of that uncertainty. We cannot assure you that we will be able to develop or acquire commercially viable business operations.

DUE TO THE SPECULATIVE NATURE OF OUR PROPOSED OPERATIONS, WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL.

         The success of our proposed plan of operation will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While management intends to seek a business combination with an entity having an established operating history, there can be no assurance we will be successful in locating any candidates meeting such criteria. In the event we complete a business combination, the success of its operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

WE WILL BE AT A COMPETITIVE DISADVANTAGE IN SEEKING BUSINESS OPPORTUNITIES.

         We are and will continue to be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of private entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be desirable target candidates for us. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business acquisition. We will also compete in seeking merger or acquisition candidates with numerous other small public companies.

WE DO NOT HAVE AN AGREEMENT FOR A BUSINESS COMBINATION OR OTHER TRANSACTION AND CANNOT ASSURE YOU THAT WE WILL OBTAIN ONE.

         We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private entity. We cannot assure you that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Management has not identified any particular industry or specific business within an industry for our evaluation. We cannot assure you that we will be able to negotiate a business combination on terms favorable to us.

SINCE WE HAVE NOT SET STANDARDS FOR A TARGET BUSINESS, WE MAY ACQUIRE A DEVELOPMENT STAGE BUSINESS.

         We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which we will require a target business opportunity to have achieved. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other characteristics that are very often indicative of development stage companies.

THE LOSS OF OUR SOLE OFFICER AND DIRECTOR COULD NEGATIVELY IMPACT OUR CHANCES FOR SUCCESS.

         While seeking a business combination, management anticipates devoting up to 45 hours per month to our business. We have not entered into an employment agreement with our officer and do not expect to do so in the foreseeable future. We have not obtained key man life insurance on our officer and director. Notwithstanding the combined limited experience and time commitment of management, loss of the services of any of these individuals would adversely affect development of our business and our likelihood of continuing operations.

OUR SOLE OFFICER AND DIRECTOR COULD PARTICIPATE IN A CONFLICTS OF INTEREST TRANSACTION.

         Our officer and director may participate in business ventures which could be deemed to compete directly with us. Additional conflicts of interest and non-arm's length transactions may also arise in the event our officer and director is involved in the management of any firm with which we transact business.

OUR SEC REPORTING REQUIREMENTS COULD DELAY OR PRECLUDE ACQUISITION OF A
BUSINESS.

         The Securities Exchange Act requires reporting companies to provide certain information about significant acquisitions, including audited financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by us. Acquisition prospects that do not have or are unable to obtain the required audited statements may be inappropriate for acquisition so long as the reporting requirements of the Securities Exchange Act are applicable.

WE HAVE NOT CONDUCTED ANY MARKET RESEARCH.

         We have not conducted, nor have others made available to us, results of market research indicating that market demand exists for the transactions contemplated by us. Moreover, we do not have, and do not plan to establish, a marketing organization. Even in the event we identify a candidate for a contemplated merger or acquisition, we cannot assure you that we will be successful in completing any such business combination.

OUR SMALL SIZE WILL PRECLUDE DIVERSIFICATION AND LIMIT OUR CHANCES FOR SUCCESS.

         Our proposed operations, even if successful, will in all likelihood result in our engaging in a business combination with a business opportunity. Consequently, our activities may be limited to those engaged in by business opportunities which we merge with or acquire. Our inability to diversify our activities into a number of areas may subject us to economic fluctuations within a particular business or industry and therefore increase the risks associated with our operations.

ACQUIRING A BUSINESS WILL LIKELY REDUCE THE PERCENTAGE OF SHARE OWNERSHIP BY OUR EXISTING SHAREHOLDERS.

         Our primary plan of operation is based upon a business combination with a private concern which, in all likelihood, would result in our issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued common stock would result in a reduction in the percentage of shares owned by our present and prospective shareholders and may result in a change in control or management of us.

OUR STOCK PRICE WILL FLUCTUATE AFTER THIS OFFERING, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

         The market price for our common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

     o   Quarterly variations in operating results;
     o   Changes in financial estimates by securities analysts;
     o   Publicity about our company;
     o   Additions or departures of key personnel;
     o   Any future sales of our common stock or other securities; and
     o Stock market price and volume fluctuations of publicly-traded companies.

         These and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

         In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of their securities. If securities class action litigation is brought against us it could result in substantial costs and a diversion of our management's attention and resources, which could hurt our business.

OUR COMMON STOCK IS SUBJECT TO PENNY STOCK REGULATION THAT MAY AFFECT THE LIQUIDITY FOR OUR COMMON STOCK.

         Our common stock is subject to regulations of the Securities and Exchange Commission relating to the market for penny stocks. These regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The regulations applicable to penny stocks may severely affect the market liquidity for our common stock and could limit your ability to sell your securities in the secondary market.

TRADING IN OUR COMMON STOCK ON THE OTC BULLETIN BOARD MAY BE LIMITED THEREBY MAKING IT MORE DIFFICULT FOR INVESTORS TO RESELL THEIR SHARES OF OUR COMMON STOCK.

         Our common stock trades on the OTC Bulletin Board. The OTC Bulletin Board is not an exchange and, because trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on an exchange or NASDAQ, you may have difficulty reselling any of the shares that you purchase from the selling shareholders.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This reoffer prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "except," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," as well as the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks described above and in other parts of this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.


                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholder.


                               SELLING STOCKHOLDER

         The selling stockholder, Byron Cox, acquired or will acquire beneficial ownership of all shares to be registered under this reoffer prospectus through stock options granted by us. Mr. Cox is the president and director of our company. The following table shows the number of shares of common stock beneficially owned by Mr. Cox and the number of shares of common stock that he may sell from time to time under this reoffer prospectus:

SELLING STOCKHOLDER              NUMBER OF         NUMBER OF                             PERCENTAGE OF SHARES
                                   SHARES            SHARES          SHARES             BENEFICIALLY OWNED (3)<F3>
                                BENEFICIALLY       SUBJECT TO         BEING            BEFORE            AFTER
                                  OWNED (1)<F1>    OPTIONS (2)<F2>  REGISTERED        OFFERING          OFFERING

Byron Cox                         550,000           350,000          350,000            4.9%              1.8%

--------------------

(1)<F1> Represents shares owned beneficially by Mr. Cox, including shares that he has the right to acquire within 60 days of the date of this reoffer prospectus.


                                       6

(2)<F2> Includes shares of our common stock underlying options granted to Mr. Cox whether or not exercisable as of, or within 60 days of, the date of this reoffer prospectus.

(3)<F3> Based on 10,988,210 shares outstanding on the date of this reoffer prospectus.


                              PLAN OF DISTRIBUTION

         Mr. Cox may, from time to time, elect to sell all or a portion of the shares offered under this prospectus in the over-the-counter market. Sales are anticipated to be made at market prices prevailing at the times of such sales. Mr. Cox may also make private sales directly or through a broker or brokers, who may act as agent or principal. Further, he may choose to dispose of the shares offered under this prospectus by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, Mr. Cox and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act. The amount of securities to be reoffered or resold by means of this reoffer prospectus, by Mr. Cox, and any other person with whom he is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

         Any broker-dealer participating in such transactions as agent may receive commissions from Mr. Cox (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Mr. Cox will pay usual and customary brokerage fees. Broker-dealers may agree with him to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for Mr. Cox, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to him. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchasers of such shares.

         We have advised Mr. Cox that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of Mr. Cox and his affiliates. In addition, we will make copies of this reoffer prospectus available to Mr. Cox and have informed him of the possible need for delivery of copies of this reoffer prospectus to purchasers on or prior to sales of the shares offered under this reoffer prospectus. Mr. Cox may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealers purchase shares as principal.

         Any securities covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under those rules rather than pursuant to this reoffer prospectus.

         There can be no assurance that Mr. Cox will sell any or all of the shares of common stock offered under this reoffer prospectus.


                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 78.7502 of the Nevada General Corporation Law and Article VI of the our articles of incorporation permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that act and is therefore unenforceable.


                                  LEGAL MATTERS

         Dill Dill Carr Stonbraker & Hutchings, P.C., Denver, Colorado will pass upon the validity of the common stock offered hereby for us.


                                     EXPERTS

         The financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated in this reoffer prospectus by reference from our amended Registration Statement on Form 10-SB filed September 13, 2000 have been so included in reliance on the report of Steele & Co., independent accountants, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference except to the extent any statement or information therein is modified, superseded or replaced by a statement or information contained in this document or in any other subsequently filed document incorporated herein by reference:

     o Amendment No. 3 to our Registration Statement on Form 10-SB filed September 13, 2000;
     o our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000;
     o   our Current Report on Form 8-K dated February 28, 2001;
     o the description of our common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 3 to our Registration Statement on Form 10-SB filed on September 13, 2000; and
     o all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

         We will furnish without charge to each person to whom the reoffer prospectus is delivered, upon the oral or written request of such person, a copy of any and all of the documents incorporated by reference (other than exhibits to such documents). Requests should be directed to the attention of Byron Cox at Fairchild International Corporation, 856 Homer Street, Suite 100, Vancouver, British Columbia V6B 2W5 Canada, telephone number (604) 669-1040.


               WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT US

         We have filed with the Securities and Exchange Commission a registration statement on Form S-8 under the Securities Act, with respect to the common stock offered by this reoffer prospectus. As permitted by the rules and regulations of the Commission, this reoffer prospectus, which is a part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to our company and the common stock offered hereby, reference is made to such registration statement and the exhibits and schedules thereto. A copy of the registration statement may be inspected without charge at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of all or any part of the registration statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. For further information, please call the SEC at 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Commission through its Electronic Data Gathering, Analysis and Retrieval system, including our registration statement and all exhibits and amendments to our registration statements, are publicly available through the Commission's website at http://www.sec.gov.

         We are subject to the information and reporting requirements of the Exchange Act and, in accordance therewith, will file periodic reports, proxy statements and other information with the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION BY REFERENCE

The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Amendment No. 3 to the Registration Statement of the Registrant on Form 10-SB filed September 13, 2000, Commission File No. 0-28305.

         (b) Quarterly Reports of the Registrant on Form 10-QSB for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, Commission File No. 0-28305.

         (c) Current Report of the Registrant on Form 8-K dated February 28, 2001, Commission File No. 0-28305.

         (d) the description of the Registrant's common stock, par value $.001 per share, contained in Part I, Item 8 of Amendment No. 3 to the Registration Statement on Form 10-SB filed on September 13, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada General Corporation Law and Article VI of the Company's Articles of Incorporation permit the Company to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the Company's best interests or not opposed to the Company's best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.


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

ITEM 8.  EXHIBITS


   Exhibit
   Number      Description of Document

     4.1       Stock Option Granted to Winston Cabell

     4.2       Stock Option Granted to Byron Cox

     4.3       Stock Option Granted to John Thornton

     4.4       Stock Option Granted to Scott Pederson

     4.5       Stock Option Granted to Peter Myles

     5.1       Opinion of Dill Dill Carr Stonbraker & Hutchings, P.C.

    23.1       Consent of Steele & Co.

    23.2       Consent of Dill Dill Carr Stonbraker & Hutchings, P.C.(incorporated by reference into Exhibit 5.1)


ITEM 9.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on March 21, 2001.

                                        FAIRCHILD INTERNATIONAL CORPORATION


                                        By: /s/ BYRON COX
                                           ------------------------------------
                                           Byron Cox, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURE                                        TITLE                                       DATE

/s/ BYRON COX                President and director
-------------------------    (Principal Executive, Financial and                        March 21, 2001
Byron Cox                    Accounting Officer)                                        --------------









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